     On behalf of the Registrant, the undersigned hereby certifies that the following exhibit provides a fair and accurate English translation of the material contained in the original, the official language of which is French.


                                         DEPUY, INC.



                                         By:  /s/  Steven L. Artusi
                                              ---------------------
                                         Steven L. Artusi
                                         Senior Vice President, General Counsel
                                          and Secretary


                                         By:  /s/ Thomas J. Oberhausen
                                              ------------------------
                                         Thomas J. Oberhausen
                                         Senior Vice President and Chief
                                          Financial and Accounting Officer

                                                                   Exhibit 2.2


                         ===========================

                          INDEMNIFICATION AGREEMENT

                         ===========================




                              DATED APRIL 1, 1997



                                    BETWEEN



                             DEPUY ORTHOPEDIE S.A.



                                      AND



                               PATRICK LANDANGER
                                ERIC LANDANGER
                               MARYVONNE GUIBERT



                                COUDERT FRERES
                         52, AVENUE DES CHAMPS-ELYSEES
                                  75008 PARIS
                                    FRANCE

                           INDEMNIFICATION AGREEMENT



BETWEEN :


- DePuy Orthopedie S.A., a limited liability company with a capital of FRF4,430,000, having its registered office at 2 rue du Bois Sauvage, 91000 Evry, represented by Bruce de Grange, "Director General", duly authorized for the purposes hereof,


(hereinafter referred to as the "Beneficiary"),


                                                                ON THE ONE HAND,


AND :


- Mr. Patrick Landanger, a French citizen domiciled at 85, quai d'Orsay, 75007 Paris, France;

- Mr. Eric Landanger, a French citizen domiciled at 15, rue des Acacias, 52000 Jonchery, France; and

- Ms. Maryvonne Guibert, a French citizen domiciled at 9, boulevard Gambetta, 52000 Chaumont, France;

     (hereinafter referred to individually as a "Guarantor", and collectively as the "Guarantors"),


                                                              ON THE OTHER HAND,


hereinafter referred to individually as a "Party", and collectively as the "Parties".

                                   WITNESSETH


WHEREAS, the Majority Shareholders own two hundred thousand six hundred and sixty seven (209,667) shares representing one hundred percent (100%) of the shares and voting rights in 3L, a societe anonyme with a capital of 209,667,000 French Francs divided into 209,667 shares with a par value of 1,000 French Francs each, having its registered office at Z.I. "La Vendue", rue du Val, 52000 Chaumont, France, and registered with the Registry of Commerce and Companies of Chaumont under number B 393 985 411 (hereinafter referred to as "3L");

WHEREAS, at the date of signature of the Share Purchase Agreement (as this term is defined below), the Sellers owned eight hundred and five thousand nine hundred and twenty-four (805,924) shares representing thirty-seven point twenty five percent (37.25%) of the shares and voting rights in Landanger-Camus, a societe anonyme with a capital of 21,636,700 French Francs divided into 2,163,670 shares with a par value of 10 French Francs each, having its registered office at Z.I. "La Vendue", rue du Val, 52000 Chaumont, France, and registered with the Registry of Commerce and Companies of Chaumont under number B 347 558 371 (hereinafter referred to as "Landanger-Camus");

WHEREAS, at the date of signature of the Share Purchase Agreement, 3L owned one million one hundred and thirty-three thousand five hundred and twenty-nine (1,133,529) shares representing fifty-two point thirty-nine percent (52.39%) of the shares and voting rights in Landanger-Camus;

WHEREAS, at the date of signature of the Share Purchase Agreement (as this term is defined below), the Sellers and 3L together owned one million nine hundred and thirty-nine thousand four hundred and fifty-three (1,939,453) shares representing eighty-nine point sixty-four percent (89.64%) of the shares and voting rights in Landanger-Camus;

WHEREAS, at the date of signature of the Share Purchase Agreement (as this term is defined below), nine point thirty six percent (9.36%) of the Landanger-Camus shares were publicly traded on the Second Market (Second Marche) of the Paris Stock Exchange;

WHEREAS, under a share purchase agreement signed on 28 February 1997 (hereinafter referred to as the "Share Purchase Agreement"), the Sellers have agreed to sell to the Purchaser their direct and indirect controlling stake in Landanger-Camus via the sale of all of the shares and voting rights they hold in 3L, and the shares and voting rights they hold in Landanger-Camus, subject to satisfaction of several conditions precedent contained therein;

WHEREAS, the Share Purchase Agreement was executed, and the transactions contemplated therein will be completed subject to conditions precedent, and in consideration of the mutual representations and warranties of the Parties.

WHEREAS, pursuant to Section 9.10 of the Share Purchase Agreement, the Purchaser assigned all its rights and obligations thereunder to the Beneficiary.

NOW, THEREFORE, the Parties have agreed on the terms contained herein, and that this Indemnification Agreement will be interpreted and construed in light of the terms of the Share Purchase Agreement.


                            SECTION 1 - DEFINITIONS


The following terms will have the meanings as set forth in the following Sections. All terms contained herein beginning with a capital letter and not contained in the list set forth below are defined in the Share Purchase Agreement, and will have the meanings set forth therein.

"Contracts"                   Section 2.12.1
"Environmental Law"           Section 2.9.1
"Financial Statements"        Section 2.4.1
"Guarantor" / "Guarantors"    Page 1
"Guaranty"                    Section 4.2.2
"Indemnified Claims"          Section 4.4.1
"Indemnitee"                  Section 4.4.1
"Indemnitor"                  Section 4.4.1
"Intellectual Property"       Section 2.8.1
"Landanger-Camus"             Recitals
"Loss" / "Losses"             Section 4.2.1
"Minority Shareholdings"      Section 2.1.4(a)
"Party" / "Parties"           Page 1
"Parties' Losses"             Section 4.4.1
"Permits"                     Section 2.2.3
"Personal Property"           Section 2.11.2
"Plans"                       Section 2.14.1
"Beneficiary"                 Page 1
"Real Property"               Section 2.10.1
"Share Purchase Agreement"    Recitals
"Subsidiaries"                Section 2.1.3(a)
"Taxes"                       Section 2.15.1
"3L"                          Recitals


          SECTION 2 - REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS


The Guarantors hereby jointly and severally (solidairement) make the following representations and warranties to the Beneficiary. Unless specifically provided otherwise, these representations and warranties are made as of the date hereof.


SECTION 2.1 - SHAREHOLDINGS
---------------------------

2.1.1     Shares in 3L
          ------------

(a) The share capital of 3L amounts to 209,667,000 French Francs, divided into 209,667 3L Shares having a par value of 1,000 French Francs each, validly issued, subscribed to and paid up in their entirety. Each 3L share carries a voting right, and a right to share in the profits.

(b) The Majority Shareholders have full and valid title to all of the 3L Shares, free of any encumbrances, pledges, liens, claims or rights of any third party, and have full authority and capacity to sell all of the 3L Shares to the Beneficiary.

(c) 3L has not issued any securities (valeurs mobilieres) other than those referred to in sub-section 2.1.1(a) above. There is no option, right or obligation to subscribe to, acquire, sell, pledge or grant any right over the 3L Shares. No other voting rights have been granted.

(d) With the exception of the shares held in Landanger-Camus, 3L does not own any shares or securities of, nor does it have any direct or indirect interests or shareholdings in, any corporation, company, partnership, business entity, joint venture or any other enterprise, or any commitment or obligation to purchase any such interests or shareholdings, or any other assets other than the shares held in Landanger-Camus and the cash necessary to face the liabilities of 3L existing as of the Closing Date.

2.1.2     Shares in Landanger-Camus
          -------------------------

(a) The share capital of Landanger-Camus amounts to 21,636,700 French Francs, divided into 2,163,670 Landanger-Camus Shares having a par value of 10 French Francs each, validly issued, subscribed to and paid up in their entirety. Each of the above shares carries a voting right, and a right to share in the profits.

          The above shares are traded on the Second Market (second marche) of the Paris Stock Exchange.

          201,670 of the above shares are identifiable bearer shares (actions au porteur identifiable), and 1,961,992 are registered shares (actions nominatives).

(b) The Sellers and 3L have full and valid title to one million nine hundred and thirty-nine thousand four hundred and fifty-three (1,939,453) Landanger-Camus Shares representing eighty-nine point sixty-four percent (89.64%) of the shares and voting rights in Landanger-Camus, free of any encumbrances, pledges, liens, claims or rights of any third party. The Sellers have full authority to sell all of the Landanger-Camus Shares to the Beneficiary.

(c) Landanger-Camus has not issued any securities (valeurs mobilieres) other than those referred to in sub-section 2.1.2(a) above. There is no option, right or obligation to subscribe to, acquire, sell, pledge or grant any right over any Landanger-Camus Shares. No other voting rights have been granted.

(d) Except as provided in Sections 2.1.3 and 2.1.4 below, Landanger-Camus does not own any shares or securities of, nor does it have any direct or indirect interests or shareholdings in, any corporation, company, partnership, business entity, joint venture or any other enterprise.

2.1.3     Shares in the Subsidiaries
          --------------------------

(a) Landanger-Camus has a direct or indirect majority shareholding in, or effective control over, the companies listed in Exhibit 2.1.3(a) hereto (hereinafter referred to as the "Subsidiaries"). The shareholdings of third-party shareholders in the Subsidiaries are also described in such Exhibit.

(b) Landanger-Camus has full and valid title to its shareholdings in the Subsidiaries, free of any encumbrances, pledges, liens, claims or right of any third party, and there is no agreement, law, regulation or any other factor which would result in all or part of such shareholdings being lost, transferred, removed, pledged or blocked as a result of the purchase of the Shares by the Beneficiary.

(c) The Subsidiaries have not issued any securities (valeurs mobilieres) with the exception of those indicated in Exhibit 2.1.3(c) hereto. There is no option, right or obligation to subscribe to, acquire, sell, pledge or grant any right over, the Sellers' shareholdings in the Subsidiaries.

(d) Except as shown in Exhibit 2.1.3(d) hereto, the Subsidiaries do not own any shares or securities of, nor do they have any direct or indirect interests or shareholdings in, any corporation, company, partnership, business entity, joint venture or any other enterprise.

2.1.4     Minority Shareholdings
          ----------------------

(a) Landanger-Camus and the Subsidiaries have minority shareholdings in the companies listed in Exhibits 2.1.4(a) and 2.1.3(d) hereto(hereinafter referred to as the "Minority Shareholdings").

(b) Landanger-Camus has full and valid title to the Minority Shareholdings, free from any encumbrances, pledges, liens, claims or right of any third party, and there is no agreement, law, regulation or any other factor which would result in all or part of such Minority Shareholdings being lost, transferred, removed, pledged or blocked as a result of the purchase of the Shares by the Beneficiary.

(c) The companies in which Landanger-Camus and the Subsidiaries own Minority Shareholdings have not issued any securities (valeurs mobilieres) with the exception of those indicated in Exhibits 2.1.4(c) and 2.1.3(d) hereto. To the best knowledge of the Guarantors, there is no option, right or obligation to subscribe to, acquire, sell, pledge or grant any right over, the Minority Shareholdings.

(d) Except as shown in Exhibits 2.1.4(d) and 2.1.3(d) hereto, (i) the companies in which Landanger-Camus and the Subsidiaries own a Minority Shareholding of 33% or more do not own any shares or securities of, nor do they have any direct or indirect interests or shareholdings in, any corporation, company, partnership, business entity, joint venture or any other enterprise, and (ii) to the best knowledge of the Guarantors, the companies in which Landanger-Camus and the Subsidiaries own a Minority Shareholding of less than 33% do not own any shares or securities of, nor do they have any direct or indirect interests or shareholdings in, any corporation, company, partnership, business entity, joint venture or any other enterprise.


SECTION 2.2 - ORGANIZATION
--------------------------

2.2.1 3L and Landanger-Camus are societes anonymes validly organized under the laws of France. The Subsidiaries and the companies in which Landanger-Camus and the Subsidiaries have Minority Shareholdings are companies of the form described in Exhibits 2.2.1 and 2.1.3(d) hereto, and are validly organized under the laws of the countries in which they are incorporated.

2.2.2 None of 3L, Landanger-Camus, the Subsidiaries or the companies in which Landanger-Camus holds Minority Shareholdings are, nor never have been, insolvent. Nor have they ever suspended their payments or been subject to any judicial recovery or liquidation proceedings.

2.2.3 3L, Landanger-Camus, the Subsidiaries and the companies in which Landanger-Camus holds Minority Shareholdings are duly qualified to carry out their respective activities, and do so in accordance with applicable laws and regulations, as well as with their respective corporate purposes. In particular, they have obtained from all relevant public authorities all authorizations, permits, approvals for, and made all notifications required in connection with, the conduct, ownership and operation of their respective activities and assets (hereinafter referred to as the "Permits"). They are in full compliance with all of the Permits, each of which is valid.

2.2.4 No legal or administrative proceeding to revoke, cancel or not renew any Permit is pending or threatened and, except as disclosed in
          Exhibit 2.2.4 hereto, no Permit is scheduled to expire within the three (3) year period following the Closing Date.

2.2.5 Except as disclosed in Exhibit 2.2.5 hereto, 3L, Landanger-Camus, the Subsidiaries and the companies in which Landanger-Camus holds Minority Shareholdings have good and valid title to all of their respective assets, free and clear of any encumbrances, pledges, liens, claims or rights of any third party. The sale of the Shares by the Sellers will not adversely affect such title.

SECTION 2.3 - AUTHORITY - NO CONFLICTS - NO APPROVALS
-----------------------------------------------------

2.3.1 The Sellers have full authority and capacity to execute the Share Purchase Agreement and the Indemnification Agreement, and to perform same.

2.3.2 All prior authorizations, clearances or approvals of any kind whatsoever from any corporate body of 3L, Landanger-Camus or the Subsidiaries, or from any third party, including public or administrative authorities, whether national or supranational, including those mentioned in Section 4 of the Share Purchase Agreement, required for execution of the Share Purchase Agreement and of this Indemnification Agreement, and the performance by the Sellers and the

          Guarantors of their respective obligations under such agreements, have been validly obtained.

2.3.3 The Share Purchase Agreement and this Indemnification Agreement have been duly executed by the Sellers and the Guarantors, and constitute the legal, valid and binding obligation of the Sellers and the Guarantors, enforceable against them in accordance with the terms of such agreements.


SECTION 2.4 - FINANCIAL STATEMENTS
----------------------------------

2.4.1 The consolidated financial statements of Landanger-Camus as of 31 August 1996 have been signed off by the statutory auditors of Landanger-Camus without qualification, and the financial statements of 3L and the Subsidiaries as of the close of their respective last financial year have been signed off by the statutory auditors of each of these companies. The above-mentioned financial statements of 3L, Landanger-Camus and the Subsidiaries have been approved by the shareholders of these companies within the time period required therefor by applicable laws.

          True and complete copies of the above-mentioned financial statements (hereinafter referred to as the "Financial Statements") and of the legally-required reports of 3L, Landanger-Camus and the Subsidiaries' respective statutory auditors are attached hereto as Exhibit 2.4.1.

2.4.2     The Financial Statements :

          (i) are correct and give in all respects a true and fair view of the assets, liabilities and financial situation of the relevant company as of their respective dates or in respect of the periods covered thereby;

          (ii) give a true and fair view of the results of the operations and shareholders' equity of the relevant company; and

          (iii) have been prepared in a careful, diligent and professional manner, and in accordance with applicable rules and Generally Accepted Accounting Principles.

2.4.3 Without limiting the generality of the foregoing, the accounts receivable, loans, advances, and any other sums owed to 3L, Landanger-Camus or the Subsidiaries as recorded in the Financial Statements and not paid or settled as of the Closing Date, or incurred since the close of the Financial Statements and not paid or settled as of the Closing Date :

          (i)   are valid;

          (ii)  are not subject to any dispute, set-off or counterclaim; and

          (iii) are collectible.

          Except as otherwise disclosed in Exhibit 2.4.3 hereto, none of such assets are subject to any prior assignment, lien or security interest.

2.4.4 Accounts receivable owed by Geyser S.A. to 3L, Landanger-Camus and/or the Subsidiaries will be paid by Geyser S.A. by 31, May 1997 at the latest. Any such account receivable not paid by 15 July, 1997 will bear interests at a rate equal to the French legal interest rate (published in the French Official Journal) plus three (3) points per year. For any such accounts receivable owed by Geyser S.A. and not paid by 31 May 1997, 3L, Landanger-Camus or the Subsidiaries will send to Geyser S.A. a formal notice by registered mail with return receipt requested. If such account receivable is not paid by Geyser S.A. within eight (8) days from the sending of such formal notice, and even if Geyser S.A. disputes the validity or amount of such account receivable, the Guarantors will indemnify the Beneficiary for the full amount of such account receivable and interest thereon, within thirty
          (30) days from receipt by the Guarantors of a notice from the Beneficiary stating that Geyser S.A. has not paid such account receivable together with a copy of the formal notice initially sent by 3L, Landanger-Camus or the Subsidiaries to Geyser S.A., notwithstanding any provision to the contrary in this Indemnification Agreement and particularly in Section 4.2.3(a) hereto or in other agreements.

2.4.5 Except as disclosed in Exhibit 2.4.5 hereto, there is no potential liability or liabilities which could result from any court judgment, out-of-court settlement, administrative decision, binding order, event or factor of whatever nature, (i) in an amount, individually or in the aggregate, in excess of one (1) million French Francs and (ii) which was not recorded in the Financial Statements, or which has been revealed since such date not in the ordinary course of business and consistent with recent past practice.

2.4.6 The excess of debt over cash of Landanger-Camus (to be calculated pursuant to Exhibit 2.4.6 hereto) on a consolidated basis is not greater than as of 31 August 1996 (as set forth in Exhibit 2.4.6) subject to differences only due to seasonal fluctuations, i.e. to facts, operations or transactions that occur regularly every year at the same time period of the year and provided they have occurred in the ordinary course of business and are consistent with recent practice.


SECTION 2.5 - GEYSER S.A. - AED SOFT - SURGICAL INSTRUMENTS ACTIVITY
--------------------------------------------------------------------

2.5.1 The operations described in Sections 4.3 and 4.4 of the Share Purchase Agreement have been completed in their entirety, in accordance with all applicable laws and regulations, without any infringement of any obligations or commitments, whether legal, contractual or other, and none of the Beneficiary, 3L, Landanger-Camus or any of the Subsidiaries will incur any liabilities whatsoever, including without limitation any tax liabilities, resulting therefrom.

2.5.2 All amounts owed as of the Closing Date, or which might fall due thereafter, for whatever reason to 3L, Landanger-Camus or any of the Subsidiaries, by Geyser S.A., or AED Soft or regarding the surgical instruments activity (as such term is described in Section 4.4 of the Share Purchase Agreement) are listed in Exhibit 2.5.2 hereto. Such sums will be entirely, timely and validly paid by such companies, or by the entity which will carry out the Surgical Instrument Activity, subject to section 2.4.4 regarding the amounts owed by Geyser S.A. to 3L, Landanger-Camus or the Subsidiaries.


SECTION 2.6 - CONDUCT OF BUSINESS PRIOR TO THE CLOSING
------------------------------------------------------

During the period from the date of execution of the Share Purchase Agreement to the Closing, 3L, Landanger-Camus and the Subsidiaries have carried out their respective businesses with due care and only in the ordinary course of business, have maintained the integrity of their assets and, in particular, their prospects and business relationships, and have not increased their liabilities other than in the ordinary course of business and in no event by more than one million (1,000,000) French Francs. Without in any respect limiting the generality of the foregoing, prior to the Closing, 3L, Landanger-Camus and the Subsidiaries have not, without the Beneficiary's prior written consent :

(a) sold, transferred or otherwise disposed of any of their assets, except for:

          (i)   sales of inventory in the ordinary course of business;

          (ii) the operations provided for in Sections 4.3 and 4.4 of the Share Purchase Agreement; and

          (iii) the transfer to Landanger-Camus of the shares of the SCIs ORTHOTIM and GAM respectively Lessee under a financing lease (preneur a credit bail) and owning the premises located in Villeurbanne;

(b) mortgaged, pledged or encumbered, or granted any privilege or guarantee affecting, any of their assets;

(c) increased the remuneration or employment benefits of any of their employees, officers, representatives or advisors;

(d) initiated any collective or individual termination of employment agreements, other than for faute grave or faute lourde;

(e) concluded any new employment agreement, or terminated or modified, in any manner whatsoever, any employment agreements in force as of the date hereof, with the exception of those entered into between any shareholders and Landanger-Camus, 3L or any of the Subsidiaries, which must be terminated at the latest on the Closing Date (except for Michel Colombier's contract and Maryvonne Guibert's contract, in accordance with Section 2.13.5 below);

(f) modified, terminated or canceled any contracts by which they are bound under circumstances which would affect their business relations, prospects, relationship with developers and licensors or the operations contemplated in the Share Purchase Agreement;

(g) entered into or renewed any Material contract with respect to their assets or business, except in the ordinary course of business or as contemplated under the Share Purchase Agreement; a contract is deemed "Material" when it has a direct or indirect impact of thirty thousand (30,000) French Francs or more;

(h) maintained levels of inventory of their products inconsistent with their past practices, subject to usual seasonal variations and customer demands;

(i) operated credit control, cash collection and payment inconsistent with recent past practice;

(j) paid any obligation or liability relating to or in respect of their business, other than current liabilities in the ordinary course of their business, or waived, released or settled any rights or claims of 3L, Landanger-Camus or the Subsidiaries relating to or in respect of their businesses exceeding two hundred and fifty thousand (250,000) French Francs in the aggregate per company;

(k) authorized or proposed any of the foregoing, or entered into any agreement, commitment or undertaking, written or oral, to do any of the foregoing; or

(l) incurred any capital expenditure in excess of fifty thousand (50,000) French Francs for a single investment, or one hundred thousand (100,000) French Francs in the aggregate per company;


SECTION 2.7 - LITIGATION AND COMPLIANCE
---------------------------------------

2.7.1 Except as otherwise disclosed in Exhibit 2.7.1 hereto, there is no pending or threatened action, claim, suit, arbitration or proceeding against 3L, Landanger-Camus or any of the Subsidiaries.

2.7.2 3L, Landanger-Camus and the Subsidiaries have conducted, and continue to conduct their respective businesses in all Material respects in compliance with applicable laws and regulations (including, without limitation, all applicable tax, social security, criminal, customs, labor, consumer protection, competition, zoning and product regulations); non compliance is deemed "Material" when it has a direct or indirect impact of thirty thousand (30,000) French Francs or more.

2.7.3 Except as otherwise disclosed in Exhibit 2.7.3 hereto, none of 3L, Landanger-Camus or any of the Subsidiaries have received: (i) any notification from any public authority of any violation of any such laws or regulations, or (ii) any notification or correspondence relating to any inquiry implying any such violation.

2.7.4 There is no court judgment, out-of-court settlement, administrative decision, binding order, event or factor of whatever nature, nor any risk of same, which could result in a prohibition to manufacture, sell or otherwise deal with a product which is Material to the activities of 3L, Landanger-Camus and the Subsidiaries; a product is deemed "Material" to the activities of 3L, Landanger-Camus and the Subsidiaries when sales of such product are above thirty thousand (30,000) French Francs per year.

2.7.5 Notwithstanding the generality of the above provisions, there is no action against any of 3L, Landanger-Camus or the Subsidiaries, or any of their employees, corporate officers (mandataires sociaux) or shareholders, nor to the best knowledge of the Guarantors any risk of same, nor any potential liability for any of 3L, Landanger-Camus or the Subsidiaries, relating to: (i) a violation of Article L.365-1 of the French Public Health Code, with the exception of the action currently pending against an officer of Medinov AMP and/or (ii) a violation of Articles L. 209-1 and following of the French Public Health Code (Huriet Law) and/or (iii) any criminal offense.

2.7.6 Notwithstanding the generality of the above provisions, there is no action against any of 3L, Landanger-Camus or the Subsidiaries, nor any risk of same, nor any potential liability for any of 3L, Landanger-Camus or the Subsidiaries resulting from any breach of the stock exchange regulations.

SECTION 2.8 - INTELLECTUAL PROPERTY
-----------------------------------

2.8.1 3L, Landanger-Camus and the Subsidiaries own all French and foreign intellectual property rights (including droits d'auteurs), copyrights, drawings, logos, patents and patent applications, manufacturing and trade secrets, manufacturing marks, trademarks or service marks, inventions, know-how, and licenses or sublicenses relating thereto which they use in the conduct of their respective activities (hereinafter referred to as the "Intellectual Property") as same is listed in Exhibit 2.8.1.A hereto, except for: (i) those which are in the public domain, and (ii) the intellectual property right owned and licensed by third parties, as same is specifically identified in said
          Exhibit 2.8.1.B hereto.

2.8.2 Exhibit 2.8.1.A lists the respective commercial names pertaining to said Intellectual Property when applicable.

2.8.3 In respect of all Intellectual Property which is registered as of the date hereof, all the applications submitted have been duly filed and/or registered and/or issued, and/or renewed when applicable, are valid and in full force and effect, and in compliance with all applicable laws and regulations and all annual renewal fees relating thereto have been paid.

2.8.4 Except as otherwise disclosed in Exhibit 2.8.4 hereto and to the best knowledge of the Guarantors, none of the Intellectual Property infringes or otherwise violates any right of any third party in any country, and more generally, there are no known or threatened claims of infringement of any intellectual property rights of any third party. No claims or demands by any other person pertaining to any of the Intellectual Property have been made or are threatened.

2.8.5 To the best knowledge of the Guarantors, none of the Intellectual Property is subject to any infringement or other violation by a third party, under any form, and in any country.


SECTION 2.9 - ENVIRONMENTAL CONDITIONS
--------------------------------------

2.9.1 None of 3L, Landanger-Camus nor any of the Subsidiaries has been or is in breach of any environmental laws, regulations or injunctions (hereinafter referred to as the "Environmental Law"). In particular, there are no substances present on or under the premises used by any of them, or in connection with the conduct and operation of their respective activities which constitute a breach of any Environmental Law.

2.9.2 None of 3L, Landanger-Camus nor any of the Subsidiaries is subject to any liabilities (including liabilities for cleaning up and/or remediation, and/or costs for personal injury or property damage) as a result of any Material breach of any Environmental Law; a breach is deemed "Material" when it has a direct or indirect impact of thirty thousand (30,000) French Francs or more.

2.9.3 No expenditures are required in connection with the activities of any of 3L, Landanger-Camus or any of the Subsidiaries, as same are presently conducted, in order to comply with any Environmental Law.


SECTION 2.10 - REAL PROPERTY
----------------------------

2.10.1 Exhibit 2.10.1.A hereto lists (together with a map) each parcel of real property owned by 3L, Landanger-Camus and the Subsidiaries (hereinafter referred to as the "Real Property"). 3L, Landanger-Camus and the Subsidiaries have full and valid title to all Real Property, free from any mortgages, liens, pledges or other encumbrances.

          Exhibit 2.10.1.B hereto lists each parcel of real property leased by 3L, Landanger-Camus and the Subsidiaries (hereinafter referred to as the "Leased Real Property") stating for each parcel: (i) the address of the parcel, (ii) the name and address of the owner, (iii) the type of lease, (iv) date of entry into force and the term of the lease and
          (v) the amount of the rent.

          3L, Landanger-Camus and the Subsidiaries have full and valid deeds to lease all the Leased Real Property, free from any encumbrances.

2.10.2 All documents necessary to prove the title of 3L, Landanger-Camus and the Subsidiaries to the Real Property and the existence of valid leases to the benefit of 3L, Landanger-Camus and the Subsidiaries for the Leased Real Property are in the possession of the relevant company.

2.10.3 To the best knowledge of the Guarantors, the Real Property and the Leased Real Property is free from defects, in a good state of repair, and in good working order, and is capable of being properly used in connection with the respective activities of 3L, Landanger-Camus and the Subsidiaries.

2.10.4 With the exception of the real property located at Fillinge and described in Exhibit 2.10.4 hereto, no third party owns any real property required in connection with the conduct of the respective activities of 3L, Landanger-Camus and the Subsidiaries. The commercial lease currently in effect for the real property located at Fillinge will be terminated as from the Closing Date at no cost to 3L, Landanger-Camus or the Subsidiaries and a short-term lease with a term of two years as from the Closing Date and terminable at any time with a three (3) month notice period from the lessee will be entered into by the Closing Date.


SECTION 2.11 - PERSONAL PROPERTY
--------------------------------

2.11.1 As of the date of close of the Financial Statements, 3L, Landanger-Camus and the Subsidiaries had full and valid title to, free and clear from any charges, liens, pledges or other encumbrances, all of the personal tangible and intangible property as reflected in the Financial Statements.

2.11.2 On the Closing Date, 3L, Landanger-Camus and the Subsidiaries will have full and valid title to, free and clear from any charges, liens, pledges or other encumbrances, such personal property, as well as to all personal tangible and intangible property acquired in the ordinary course of business as defined in Section 2.6 hereof, with the exception of personal tangible and intangible property which have been disposed of since the date of close of the Financial Statements in the ordinary course of business (the resulting personal property on the Closing Date is hereinafter referred to collectively as the "Personal Property").

2.11.3 The Personal Property is free and clear from any charges, liens, pledges or other encumbrances, from defects, is in a good state of repair and in good working order, and is capable of being properly used in connection with the respective activities of 3L, Landanger-Camus and the Subsidiaries, except as disclosed in Exhibit 2.11.3 hereto.

2.11.4 No third party owns any other personal property, whether tangible or intangible, required for the conduct of the respective activities of 3L, Landanger-Camus or the Subsidiaries except as disclosed in Exhibit
          2.11.4 hereto.


SECTION 2.12 - MATERIAL CONTRACTS
---------------------------------

2.12.1 All Material outstanding contracts, purchase orders, licenses and sub-licenses (both domestic and foreign), leases (whether for real or personal property), loan agreements, agreements regarding subsidies granted to 3L, Landanger-Camus or the Subsidiaries, mortgages and other undertakings of any kind, whether written or oral, to which 3L, Landanger-Camus or any of the

          Subsidiaries is a party, or to which any of the assets, liabilities or activities of any of these companies is subject (hereinafter referred to as the "Contracts"), are valid, binding and in full force and effect, comply with all applicable laws and regulations, have been concluded on an arm's length basis; contracts, purchase orders, licenses and sub-licenses, leases, loan agreements, agreements regarding subsidies are deemed "Material" when they have a direct or indirect impact of thirty thousand (30,000) French Francs or more.

2.12.2 All Contracts with a duration of more than one year or involving the payment or receipt of sums in excess of 300,000 French Francs per year are listed in Exhibit 2.12.2 hereto.

2.12.3 Except as otherwise disclosed in Exhibit 2.12.3 hereto, none of 3L, Landanger-Camus or any of the Subsidiaries are in default under any of the Contracts, or is aware of any default committed by any contracting party thereto.

2.12.4 All consents or approvals from any contracting party to any of the Contracts required for the sale of the Shares by the Sellers and/or the Purchase of the Shares by the Beneficiary have been validly obtained.

2.12.5 The transfer to the Beneficiary of title to the Shares will not, directly or indirectly, conflict in any way with the provisions, or result in a breach, suspension, amendment or termination, of any of the Contracts (including without limitation product licence agreements with product developers, agreements regarding Intellectual Property rights, loan agreements and agreements regarding subsidies granted to 3L, Landanger-Camus or the Subsidiaries) or give to the other contracting third party a right to terminate or amend same.

2.12.6 None of 3L, Landanger-Camus or any of the Subsidiaries have received a notification of the intent of any contracting third party to terminate or to not renew any of the Contracts.

2.12.7 Without limiting the generality of the foregoing, none of 3L, Landanger-Camus or the Subsidiaries is a party to any Contract which is unrelated to their respective activities.


SECTION 2.13 - LABOR MATTERS
----------------------------

2.13.1 Exhibit 2.13.1 hereto sets forth the number of employees, categorized by activity or country, working as of the Closing Date at the sites of 3L, Landanger-Camus and the Subsidiaries.

2.13.2 3L, Landanger-Camus and the Subsidiaries comply in all Material respects with applicable labor and social security laws and regulations; non-compliance is deemed "Material" when it has a direct or indirect impact of thirty thousand (30,000) French Francs or more.

2.13.3 Except as otherwise disclosed in Exhibit 2.13.3 hereto, no corporate officer (mandataire social), employee or agent of 3L, Landanger-Camus or the Subsidiaries has any rights exceeding the statutory requirements (including those existing in collective bargaining agreements which apply to the company concerned), including in case of termination of their functions.

2.13.4 No trade union or labor disputes or work stoppages involving 3L, Landanger- Camus or the Subsidiaries are pending or, to the best knowledge of the Guarantors, threatened, except as disclosed in
          Exhibit 2.13.4 hereto.

2.13.5 Except as disclosed in Exhibit 2.13.5 hereto, none of the Sellers will have an employment agreement with 3L, Landanger-Camus or any of the Subsidiaries as of the Closing Date. If any of the Sellers had employment agreements prior to the Closing, same will be terminated (except as disclosed in Exhibit 2.13.5 hereto) at no cost to 3L, Landanger-Camus or the Subsidiaries.


SECTION 2.14 - EMPLOYEE BENEFIT MATTERS
---------------------------------------

2.14.1 Exhibit 2.14.1 hereto lists all benefit plans, profit-sharing plans (whether mandatory or voluntary), company savings plans, stock option plans, retiree, medical or life insurance plans, and retirement and severance agreements for the benefit of any officer or employee of 3L, Landanger-Camus and the Subsidiaries (hereinafter collectively referred to as the "Plans"). Each of the Plans complies in all Material respects with all applicable laws; non-compliance is deemed "Material" when it has a direct or indirect impact of thirty thousand (30,000) French Francs or more.

2.14.2 Adequate reserves have been recorded in the accounts of 3L, Landanger-Camus and the Subsidiaries in order to cover all the benefits and advantages provided for in the Plans.

2.14.3 Entitlements to paid vacation accrued as of the respective dates of the Financial Statements but unused are adequately provided for in the Financial Statements.


SECTION 2.15 - TAXES AND SOCIAL SECURITY CHARGES
------------------------------------------------

2.15.1 For purposes of this Indemnification Agreement, the term "Taxes" will include all forms of taxation and other public duties, whether in France or elsewhere, including but not limited to income tax (impot sur le revenu), corporation income tax (impot sur les societes), capital gains tax (impot sur les plus-values), value added tax (taxe sur la valeur ajoutee), business tax (taxe professionnelle), other local taxes (autres impots locaux), registration duties (droits d'enregistrement), customs and excise duties (droits de douanes), stamp duties (droit de timbre), social security and pension institutions (URSSAF), payments into voluntary or mandatory private health care schemes, unemployment contributions (ASSEDIC), any other governmental past or present local taxes, duties or social charges, any other contributions to public, semi-public or private bodies organisms, as well as any interest or penalties incurred in connection with any of the foregoing.

2.15.2    Until the Closing Date :

(a) all of the Tax returns required to be filed with respect to 3L, Landanger-Camus and the Subsidiaries have been timely filed;

(b) all such returns are or will be correct and complete in all Material respects; non-compliance is deemed "Material" when it has a direct or indirect impact of thirty thousand (30,000) French Francs or more.

(c) no adjustment relating to such returns has been proposed or imposed by any tax or social security authority;

(d) there have not been actions or proceedings for the assessment or collection of Taxes pending or, to the best knowledge of the Guarantors, threatened against 3L, Landanger-Camus or any of the Subsidiaries, except as otherwise disclosed in Exhibit 2.15.2(d) hereto;

(e) all Taxes shown on such returns or otherwise due have been timely and properly paid, or adequate reserves have been provided on the Financial Statements to pay same;

(f) any Taxes falling due by the Closing Date have been timely and properly paid by 3L, Landanger-Camus and the Subsidiaries; and

(g) all reserves and liabilities for Tax have been adequately and correctly accounted for in the accounts of 3L, Landanger-Camus and the Subsidiaries;

(h) there have not been nor will be disallowed transfer prices for intragroup services and assets and no disguised profit distributions and similar operations.


SECTION 2.16 -  UNDISCLOSED LIABILITIES
---------------------------------------

With the exception of the liabilities shown in the Financial Statements or which have been incurred by 3L, Landanger-Camus or the Subsidiaries in the ordinary course of business as described in Section 2.6 hereof since the date of close of the Financial Statements, none of 3L, Landanger-Camus or any of the Subsidiaries have any liabilities of whatever nature, whether certain, contingent, future or otherwise.

None of 3L, Landanger-Camus or any of the Subsidiaries have granted any warranty to, or stands surety for, any third party for any reason whatsoever.

No shareholder of 3L, Landanger-Camus or any of the Subsidiaries has any right against 3L, Landanger-Camus or any of the Subsidiaries.


SECTION 2.17 - DIVIDENDS - RECAPITALIZATION AND PURCHASE OF SHARES
------------------------------------------------------------------

2.17.1 The dividend declared out of the profits of Landanger-Camus for the financial year ended on 31 August 1996 has not exceeded seven million five hundred and seventy two thousand eight hundred and forty five (7,572,845) French Francs. No precompte tax (tax for previous deduction) is due in connection with this dividend. No dividend has been paid out of the profits of 3L and the Subsidiaries for their respective last financial year.

2.17.2 Since the close of the financial year covered by the Financial Statements, none of 3L, Landanger-Camus or the Subsidiaries have :

(a) authorized the issue or have issued any securities other than those reflected in the Financial Statements; or

(b) directly or indirectly redeemed or purchased any of their shares or securities, or agreed to take any such action.


SECTION 2.18 - INSURANCE
------------------------

2.18.1 3L, Landanger-Camus and the Subsidiaries maintain insurance of the type and covering amounts appropriate for the ownership and operation of their assets, and the conduct of their respective activities.

2.18.2 Exhibit 2.18.2 hereto lists all pending events, claims, disputes and litigations involving insurance policies relating to 3L, Landanger-Camus or the Subsidiaries as well as all the insurance policies relating to 3L, Landanger-Camus or the subsidiaries. There are no other pending claims under the insurance policies from which 3L, Landanger-Camus and the Subsidiaries currently benefit.

2.18.3 None of 3L, Landanger-Camus or the Subsidiaries are in Material breach or default of, and no event has occurred which will constitute such a breach or default or permit termination or modification of, any such insurance policy; a breach is deemed "Material" when it has a direct or indirect impact of thirty thousand (30,000) French Francs or more. To the best knowledge of the Guarantors, all insurance premiums due on or before the Closing Date have been paid in full by 3L, Landanger-Camus and the Subsidiaries.


SECTION 2.19 - INTERESTED PARTIES
---------------------------------

2.19.1 None of the Sellers, or any shareholder, corporate officer (mandataire social) or employee of 3L, Landanger-Camus or the Subsidiaries, or any individual related to any such persons, or any affiliate or other legal entity or enterprise directly or indirectly affiliated or associated with any of such persons :

          (i) has directly or indirectly entered into any oral or written agreement with 3L, Landanger-Camus or any of the Subsidiaries, with the exception of the employment agreements for employees of such companies, including but not limited to those involving the payment of any fee, commission, pension, life annuity or any other sum whatsoever, except as otherwise disclosed in Exhibit 2.19.1(i) hereto; or

          (ii) has any right, or has claims in respect thereof, directly or indirectly, in whole or in part, over any of the Real Property, the Leased Real

          Property, the Personal Property, or the Intellectual Property used by 3L, Landanger-Camus and the Subsidiaries, except as otherwise disclosed in Exhibit 2.19.1(ii) hereto.

2.19.2 Any outstanding shareholders' loans and current accounts (comptes courants d'actionnaire) of 3L, Landanger-Camus or the Subsidiaries will have been paid or reimbursed prior to the Closing Date.


SECTION 2.20 - PRODUCT LIABILITY
--------------------------------

All products manufactured and/or sold by 3L, Landanger-Camus and the Subsidiaries comply in all Material respects with all applicable rules, regulations, purchase orders and standards; non-compliance is deemed "Material" when it has a direct or indirect impact of thirty thousand (30,000) French Francs or more. There have not been any recalls or required adaptation or modification of such products prior to the Closing Date, except as disclosed in
Exhibit 2.20 hereto.


         SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARY


The Beneficiary hereby represents and warrants as follows :


SECTION 3.1 - ORGANIZATION
--------------------------

The Purchaser is a corporation validly organized under the laws of the State of Delaware, United States of America. The Beneficiary, to whom the Purchaser has assigned its rights and obligations under the Share Purchase Agreement, is a corporation validly organized under the laws of France.


SECTION 3.2 - AUTHORITY - NO CONFLICTS - NO APPROVALS
-----------------------------------------------------

The Beneficiary has full authority and capacity to execute the Share Purchase Agreement and the Indemnification Agreement, and to perform same.

The execution of the Share Purchase Agreement and the Indemnification Agreement and the performance by the Beneficiary of its obligations under such agreements have been authorized by the Beneficiary's Board of Directors and do not require any prior authorization, clearance or approval of any kind whatsoever from any third party, including public or administrative authorities, whether national or supranational, other than those set forth in Section 4.2 of the Share Purchase Agreement. The Share Purchase Agreement and the Indemnification Agreement have been duly executed by the Purchaser and the Beneficiary, and constitute the Beneficiary's legal, valid and binding obligation enforceable against them in accordance with the terms of such Agreements. There is no litigation which would prevent the Beneficiary from performing its obligations under the Share Purchase Agreement and the Indemnification Agreement.

                          SECTION 4 - INDEMNIFICATION


SECTION 4.1 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------

4.1.1 The representations and warranties of the Guarantors and the Beneficiary contained in this Indemnification Agreement and the Exhibits hereto are valid as of the date of signature of the Share Purchase Agreement and will remain in force from the date of signature of the Share Purchase Agreement until the Closing Date, and for a further period of three (3) years following the Closing Date.

          Notwithstanding the foregoing, the representations and warranties pertaining to tax and social security matters will remain in force until expiry of a sixty (60) day period following expiry of the applicable statute of limitations.

          Any claim to be made pursuant hereto will therefore have to be made within the above-mentioned period.

4.1.2 No claim may be made pursuant hereto on the basis of any representation or warranty which has expired pursuant to sub-section
          4.1.1 above.


SECTION 4.2 - REFUND OF PART OF THE PRICE BY THE GUARANTORS
-----------------------------------------------------------

4.2.1 Except as otherwise limited, the Guarantors will jointly and severally (solidairement) refund a part of the price paid by the Beneficiary for the Shares, such refunded sums being equal to any and all losses, liabilities, damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (hereinafter referred to as a "Loss" or "Losses") suffered directly or indirectly by the Beneficiary, 3L, Landanger-Camus and/or the Subsidiaries arising out of or resulting from any inaccuracy in or breach of any representation or warranty made by the Guarantors in this Indemnification Agreement, it being understood, however, that no Loss shall be deemed to have occurred if it has been sufficiently and adequately reserved in the unaudited consolidated balance sheet of the Landanger-Camus Group as of 28 February 1997 to be delivered to the Purchaser or Beneficiary pursuant to Section 2.2.2 of the Share Purchase Agreement. Moreover, the following is expressly specified:

(a)       any sum paid by the Guarantors to the Beneficiary pursuant to this
          Section is deemed to be a refund (remboursement) of part of the purchase price paid by the Beneficiary for the Shares pursuant to the Share Purchase Agreement.

(b) any Loss caused by a third party claim, and for which a final decision is made in accordance with the stipulations of this Indemnification Agreement that the Beneficiary must be refunded by the Guarantors in respect of such Loss, will include interest at a rate equal to the Paris Interbank Offered Rate-one year plus 1.5 point on the amount of any payment made by 3L, Landanger-Camus or the Subsidiaries as a result of a third party claim, as from the date on which a payment was made, or a Loss was suffered, by 3L, Landanger-

          Camus or the Subsidiaries as a result of such third party claim, until the date on which such Loss is refunded by the Guarantors; and

(c) in the event of a claim by the Beneficiary pursuant to its right to be refunded, the Guarantors may in no way claim that they are relieved in whole or in part (including by way of a reduction of the amount recoverable and/or another concept of mitigation of damages) of any or all of their obligation to refund based on the fact that the Beneficiary was or should have been aware of the situation, whether by virtue of : (x) investigations conducted by or on behalf of the Beneficiary, (y) information provided to the Beneficiary prior to the date hereof other than as expressly provided otherwise in this Indemnification Agreement, or (z) any other information which the Beneficiary may have received at any time relating to the subject claim.

4.2.2 At Closing, the Guarantors will provide the Beneficiary with a first demand bank guaranty (garantie bancaire a premiere demande) (hereinafter referred to as the "Guaranty") given by Paribas Luxembourg, the purpose of which is to guarantee the payment(s) to be made by the Guarantors to the Beneficiary pursuant to this Indemnification Agreement. The amount of the Guaranty will be sufficient to cover:

(a) during the year from the Closing Date to the date of the first anniversary thereof : ten percent (10%) of the price for the Shares paid to the Guarantors pursuant to Section 2.2 of the Share Purchase Agreement, provided that if after the Closing, the Beneficiary pays a portion or the total of the Additional Price pursuant to Section 2.2.4 of the Share Purchase Agreement, the amount of the Guaranty will be increased to cover 10% of the Additional Price paid to the Guarantors;

(b) during the year from the first anniversary of the Closing Date to the date of the second anniversary thereof: six percent (6%) of the price for the Shares and the Additional Price paid to the Guarantors pursuant to Section 2.2 of the Share Purchase Agreement;

(c) during the year from the second anniversary of the Closing Date to the date of the third anniversary thereof: three percent (3%) of the price for the Shares and the Additional Price paid to the Guarantors pursuant to Section 2.2 of the Share Purchase Agreement.

          The functioning of the Guaranty and the related escrow account is described in the "Irrevocable first demand guarantees n 97/03/0014 and 97/03/0015" and the related Escrow Agreement signed this day between the Beneficiary, the Guarantors and the Banque Paribas Luxembourg S.A.

4.2.3 The Guarantors' obligation to refund the Beneficiary in accordance with this Indemnification Agreement will be subject to the following limitations:

(a) The Guarantors will not be obligated to refund to the Beneficiary a portion of the price in accordance with the provisions of this Section 4:

          (i) in respect of any single Loss in an amount not exceeding fifty thousand (50,000) French Francs, it being understood that if there is more than one single Loss of the same nature or having the same cause, the amounts of each of such single Losses will be added together to form one and the same single Loss, this for purposes of calculating whether or not the threshold of fifty thousand (50,000) French Francs is reached and assessing whether or not a reduction in the price is due; or

          (ii) if the aggregate amount of all single Losses is under seven million (7,000,000) French Francs. The provisions under Section
               2.4.4 hereto will not be taken into account for calculating this amount.

(b) The aggregate amount of the refund paid by the Guarantors to the Beneficiary pursuant to the terms of this Indemnification Agreement will not exceed the purchase price paid by the Beneficiary for the Shares, as stipulated in Section 2.2 of the Share Purchase Agreement;

(c) Any proceeds actually recovered by 3L, Landanger-Camus or any of the Subsidiaries, as the case may be, in respect of any Loss, in particular under any insurance policy or indemnification agreement or guarantee, as well as the net amount of any tax impact favorable to 3L, Landanger-Camus or any of the Subsidiaries as a result of a Loss, will reduce the amount of such Loss; and

INSERT "INSERT 1"

(d) Any amount recovered by the Beneficiary or 3L, Landanger-Camus or the Subsidiaries from third parties with respect to a Loss which has given rise to a refund by the Guarantors will be promptly repaid to the Guarantors.


SECTION 4.3 - INDEMNIFICATION BY THE BENEFICIARY
------------------------------------------------

Except as otherwise limited herein, the Beneficiary will indemnify the Guarantors in respect of any and all liabilities, damages, costs and expenses (including reasonable attorneys' fees and expenses) suffered by them arising out of or resulting from any inaccuracy in, or breach of, any representation or warranty made by the Beneficiary contained in this Indemnification Agreement.


SECTION 4.4 - GENERAL INDEMNIFICATION PROVISIONS
------------------------------------------------

4.4.1 For the purposes of this Section 4.4: (i) the term "Indemnitee" will refer to the person or persons refunded in respect of part of the purchase price or indemnified, or entitled to be refunded or indemnified, or claiming to be entitled to be refunded or indemnified, pursuant to the provisions of Sections

                                   INSERT 1

The amount of the Loss will be reduced by any reserve which no longer appears in the accounts ("the surplus reserve"), and further provided that the surplus reserve and the Loss belong to the same category of accounts being defined as the same accounts with three figures as the same appear in the Plan comptable general.

          4.2 or 4.3, as the case may be, (ii) the term "Indemnitor" will refer to the person or persons having the obligation to refund or indemnify pursuant to such provisions, and (iii) the term "Parties' Losses" will refer to the Losses of either Party hereto, 3L, Landanger-Camus or the Subsidiaries, as the case may be. The obligations and liabilities of an Indemnitor under this Section 4 with respect to Losses subject to the refund or indemnification provided for in this Article (hereinafter referred to as the "Indemnified Claims") will be governed by and contingent upon the following additional terms and conditions, it being understood that the refund or indemnification will only be available hereunder if the following terms and conditions are followed.

4.4.2 An Indemnitee will give the Indemnitor notice of any matter that may give rise to a right to a refund or indemnification under this Indemnification Agreement within thirty (30) days after being made aware thereof and, together with such notice, the Indemnitee will provide to the Indemnitor all information in its possession with respect to the claim and will provide such further information and assistance as may be reasonably requested by the Indemnitor.

          When the Beneficiary is the Indemnitee within the meaning given to such term in this Section, the Beneficiary must also notify the Banque Paribas Luxembourg S.A. in conformity with the irrevocable first demand guarantees mentioned in Section 4.2.2 of this Agreement, such obligation remaining valid until expiry of said guarantees.

          The Indemnitor will be entitled to assume and control the defense of such Indemnified Claim at its expenses and through counsel of its choice by notifying the Indemnitee of its intention to do so within fifteen (15) days of receipt of such notice from the Indemnitee.

          The Indemnitee will cooperate with the Indemnitor in such defense, and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor, and will transmit without delay to the Indemnitor any information, notification, court or arbitration decision or proposal to settle relating thereto which it receives.

          Similarly, in the event the Indemnitee is conducting the defense against any Indemnified Claim, the Indemnitor will cooperate with the Indemnitee in such defense and make available to it at Indemnitor's expense all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee.

          In any event, the Party conducting the defense against any Indemnified Claim will keep the other party reasonably informed of the development of such Indemnified Claim.

4.4.3 No Indemnified Claim may be settled by the Indemnitor or the Indemnitee without the written consent of the Indemnitee or, as the case may be, the Indemnitor, which consent will not be unreasonably withheld or delayed.

4.4.4 Subject to the previous sections, in no event will the Beneficiary be prevented from settling any claim by a third party on the grounds that a pending dispute exists between the Beneficiary and the Guarantors on any other claim.

4.4.5 For purposes of this Section 4, a final decision shall be made with the consequence that the Indemnitee will be entitled to be refunded or indemnified by the Indemnitor upon a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final with respect to the Indemnitee (i.e., all allowable appeals have been exhausted by either
                      -----
          party to the action or the time period within which such appeal may be filed has expired).


                         SECTION 5 - GENERAL PROVISIONS


SECTION 5.1 - CONFIDENTIALITY
-----------------------------

5.1.1 All information and documents provided to either Party within the framework of the transaction contemplated herein is deemed to be confidential in nature, irrespective of whether or not the transaction is consummated. Any analyses, compilations, studies or other documents prepared by either Party, its employees, officers, representatives or advisors within the framework of said transaction will be kept confidential by such Party. Neither Party will use or disclose, and represents that its employees, officers, representatives and advisors will not use or disclose, such information during a period of five (5) years from the date hereof, except to the extent such information :

          (i) was known to the receiving Party prior to receipt thereof from the other Party, and was not subject to a confidentiality commitment; or

          (ii)  is or becomes generally known to the public; or

          (iii) is received by the receiving Party from a source not subject to a confidentiality commitment; or

          (iv) has been or is gathered or obtained by the receiving Party independently from the confidential information disclosed by the other Party.

5.1.2 In particular, the Parties undertake to keep the contents of this Indemnification Agreement and of the Share Purchase Agreement confidential, subject to disclosure as may be required pursuant to:
          (i) proceedings conforming with the provisions of Section 5.12 hereof,
          (ii) any tax audit, (iii) French or United States securities regulation requirements, (iv) competition and labor law requirements in France or in any country in which 3L, Landanger-Camus or the Subsidiaries conduct their respective activities, (v) any other requirement of a public authority, or (vi) a press release issued pursuant to Section 5.4 below.

SECTION 5.2 - EXPENSES - TAXES
------------------------------

Except as otherwise specified in this Indemnification Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection herewith and the transactions contemplated herein, will be borne by the Party incurring such costs and expenses, irrespective of whether or not the Closing takes place. The Beneficiary will pay the registration taxes (droits d'enregistrement) and stamp duties (droits de timbre) due in connection herewith.

All expenses and taxes resulting from the operations described in Sections 4.3,
4.4 and 4.6 of the Share Purchase Agreement will be borne by the Sellers, irrespective of whether or not the Closing takes place.


SECTION 5.3 - NOTICES
---------------------

All notices, claims, demands and other communications hereunder will be made in writing, given or made by delivery in person, by courier service, registered mail (postage prepared, return receipt requested), telecopy, telegram or telex, to the respective Parties at the following addresses (or at such other addresses as may be specified in a notice given in accordance with this Section 5.3):

(a)  If to the Beneficiary:

     DePuy Orthopedie S.A.
     2 rue du Bois Sauvage
     91000 Evry
     Telecopy: 01 60 78 17 73
     Attention: Bruce de la Grange

     DePuy, Inc.
     P.O. Box 988
     700 Orthopaedic Drive
     Warsaw
     Indiana 46581-0988
     U.S.A.
     Telecopy: (00-1) 219 269 5675
     Attention: Legal Department

     DePuy International Ltd.
     St. Anthony's Road
     Leeds
     Yorkshire LS11 8DT
     U.K.
     Telecopy: (00-44) 113 272 4192
     Attention: Legal Department

     with a copy to:

     Coudert Brothers
     1114 Avenue of the Americas

     New York, N.Y. 10036-7703
     U.S.A.
     Telecopy: (00-1) 626 4120
     Attention: Jeffrey Cohen

     and to:

     Coudert Freres,
     52, Avenue des Champs-Elysees
     75008 Paris
     France
     Telecopy: (00-33) 1 53 83 60 60
     Attention: Olivier de Precigout

(b)  If to the Guarantors:

     Mr. Patrick Landanger
     85, quai d'Orsay
     75007 Paris
     France

     Mr. Eric Landanger
     15, rue des Acacias
     52000 Jonchery
     France

     Ms. Maryvonne Guibert
     9, boulevard Gambetta
     52000 Chaumont
     France


     with a copy to:

     Desfilis, Juchs & Associes
     49 bis, Avenue F.D. Roosevelt
     75508 Paris
     France
     Telecopy: (00-33) 1 45 63 29 68
     Attention: Maitre J.L. Desfilis

A notice will be deemed to have been duly made or given:

(a) in the case of personal delivery, by the giving of a receipt of delivery of such notice from the addressee, or from any person working at its above-mentioned address,

(b) in the case of a registered letter or a courier delivery, upon first presentation of such notice at the address of the addressee; and

(c) in the case of a transmission by telecopy, telegram or telex, upon the existence of proof of transmission, confirmed by registered letter with return receipt requested sent at the latest on the first business day following the date of such transmission.


SECTION 5.4 - PUBLIC ANNOUNCEMENTS
----------------------------------

Neither Party hereto will make, or cause to be made, any press releases or public announcements in respect of this Indemnification Agreement, the Share Purchase Agreement or the transactions contemplated hereby and thereby without prior approval of the other Party, and the Parties will cooperate as to the timing and contents of any such announcement. Nothing in this Section 5.4 will prevent a Party from supplying any information as may be required by any public authority or as will be required by law, but such Party will furnish notice thereof to the other Party as soon as practicable given the circumstances.


SECTION 5.5 - SEVERABILITY
--------------------------

If any term or other provision of this Indemnification Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Indemnification Agreement will, nevertheless, remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Indemnification Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


SECTION 5.6 - LANGUAGES
-----------------------

This Indemnification Agreement is entered into and executed in the French and English languages. In the event of any disputes concerning the construction or meaning of this Indemnification Agreement, the French version will prevail.


SECTION 5.7 - ENTIRE AGREEMENT
------------------------------

Except as provided in the Share Purchase Agreement, this Indemnification Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersedes all agreements and undertakings, both written and oral, between the Guarantors and the Beneficiary, or any of the companies of the group to which each Party belongs, prior to the date hereof with respect to the subject matter herein.


SECTION 5.8 - WAIVERS, MODIFICATIONS OR AMENDMENTS
--------------------------------------------------

No waiver, modification or amendment of any provision of this Indemnification Agreement will be valid, or of any force or effect, unless made in writing and signed by each of the Parties hereto, and specifying with particularity the nature and extent of such waiver, modification or amendment. Any such waiver, modification or amendment will in no event be construed to be a general waiver, abandonment, modification or amendment of any of the provisions of this Indemnification Agreement, but the same will be strictly limited and restricted to the extent and occasion specified in such writing or writings signed by the Parties.


SECTION 5.9 - SECTION HEADINGS - EXHIBITS
-----------------------------------------

The table of contents to this Indemnification Agreement and the headings of particular sections herein are inserted only for convenience and are in no way to be construed as part of this Indemnification Agreement or as a limitation of the scope of the particular sections to which they refer.

Each Exhibit to this Indemnification Agreement constitutes an integral part hereof; and all references to this Indemnification Agreement will include all Exhibits hereto.


SECTION 5.10 - ASSIGNMENT - SUCCESSORS AND ASSIGNS
--------------------------------------------------

Neither this Indemnification Agreement nor any rights, liabilities or obligations hereunder may be assigned without the express written consent of the other Party hereto (which consent will be given or refused at the discretion of each of the Parties), although the Beneficiary will be entitled to assign all of its rights and undertakings hereunder to any company belonging to the Beneficiary's Group, as specified in Section 2.1 of the Share Purchase Agreement, the Beneficiary remaining liable for performance of the obligations of assignee herein and in the Share Purchase Agreement. This Indemnification Agreement will be binding upon and inure to the benefit of successors and permitted assigns of the Parties hereto.


SECTION 5.11 - SPECIFIC PERFORMANCE
-----------------------------------

The Parties hereto agree that they will be entitled to specific performance of the terms hereof, insofar as permitted under French law.


SECTION 5.12 - GOVERNING LAW - DISPUTES
---------------------------------------

This Indemnification Agreement will be governed by, and construed in accordance with, French law.

All disputes arising in connection with this Indemnification Agreement will be settled by the competent Paris courts.



Executed in five (5) original counterparts, In Paris,
On April 1, 1997


FOR THE GUARANTORS:                 FOR THE BENEFICIARY:

Patrick Landanger                   Bruce de la Grange
-----------------                   ------------------
Patrick Landanger                   DePuy Orthopedie S.A.
                                    By : Bruce de la Grange
                                    Title :  Directeur General
Eric Landanger
--------------
Eric Landanger


Maryvonne Guibert
-----------------
Maryvonne Guibert

                           LIST OF EXCLUDED SCHEDULES


Exhibit 2.1.3(a)   List of direct or indirect majority-owned subsidiaries

Exhibit 2.1.3(c)   Share issuances by subsidiaries

Exhibit 2.1.3(d)   Subsidiary holdings

Exhibit 2.1.4(a)   List of minority shareholdings

Exhibit 2.1.4(c)   Shares issuances by minority shareholdings

Exhibit 2.1.4(d)   Holdings by minority shareholdings

Exhibit 2.2.1      Organization of subsidiaries and minority shareholdings

Exhibit 2.2.4      Permits

Exhibit 2.2.5      Title to assets

Exhibit 2.4.1      Financial statements

Exhibit 2.4.3      Liens

Exhibit 2.4.5      Contingent liabilities

Exhibit 2.4.6      Calculation of debt over cash

Exhibit 2.5.2 Debts due by Geyser S.A. to Landanger-Camus and its subsidiaries

Exhibit 2.7.1      Litigation

Exhibit 2.7.3      Compliance with governmental regulations

Exhibit 2.8.1.A    Patents and trademarks

Exhibit 2.8.1.B    Patent and trademark licenses

Exhibit 2.8.4      Infringement

Exhibit 2.10.1.A   Real property

Exhibit 2.10.1.B   Leased real property

Exhibit 2.10.4     Fillinge real property

Exhibit 2.11.3     Personal property liens

Exhibit 2.11.4     Third party personal property interests

Exhibit 2.12.2     Contracts

Exhibit 2.12.3     Administrative Proceedings

Exhibit 2.12.5     Patents

Exhibit 2.13.1     Employees

Exhibit 2.13.3     Employee compensation

Exhibit 2.13.4     Labor relations

Exhibit 2.13.5     Employment agreements

Exhibit 2.14.1     Employee benefit plans

Exhibit 2.15.2(d)  Tax assessments

Exhibit 2.18.2     Insurance claims

Exhibit 2.19.1(i)  Related party transactions

Exhibit 2.19.1(ii) Related party rights in assets

Exhibit 2.20       Product liability